Exhibit 99.2

MRV COMMUNICATIONS, INC. APPOINTS DILIP SINGH TO
BOARD OF DIRECTORS

CHATSWORTH, CA – November 1, 2010 - MRV Communications, Inc. (OTC Pink Sheets: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, today announced that its CEO, Dilip Singh, has been elected to the Company’s Board of Directors, effective October 28, 2010.

Singh was previously appointed chief executive officer effective July 1, 2010; Singh is a 38-year telecommunications industry veteran with a wealth of global markets, technical and M&A expertise.

“Dilip brings a wealth of experience and leadership to MRV,” said Dr. Kenneth H. Shubin Stein, MRV’s chairman of the Board of Directors.  “His appointment to the board will complement the tremendous work he has already contributed as CEO.  Dilip’s insight and vision, both at the board level and as CEO, will guide MRV through the next phase of the Company’s growth and profitability.”

“As a global leader in optical communications solutions, MRV has never been better positioned to take advantage of the incredible opportunities that our industry presents,” said Singh. “We have made great strides over the last several months and I am consistently impressed with the dedication and focus of all of our employees.  I am honored to join the Board of Directors and look forward to contributing to MRV’s strategic direction while enhancing shareholder value.”

Previously, Singh was CEO of Telia-Sonera Spice Nepal, the second largest wireless operator in Nepal from 2008 to 2009. Prior to that, Singh served as CEO/President of Telenity, a convergence applications, service delivery platform and value added services telecom software company, from 2004 to 2008. Singh holds a Masters of Technology from the Indian Institute Technology and a Masters of Science from the University of Jodhpur.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading provider of network infrastructure equipment and network management products, as well as network integration and managed services. These products and services include optical transport and WDM solutions, optical carrier Ethernet access, and infrastructure management and services for high-speed carrier and enterprise networks. MRV’s products include the Fiber Driver™ optical multi-service platform, the LambdaDriver™ WDM system, the Media Cross Connect™ physical layered switches and the OptiSwitch® platform. MRV’s business units will also concentrate on providing first-class WiFi infrastructure, SSL-VPN security, IP telephony and enterprise networking solutions and services. MRV provides equipment for commercial customers, governments and telecommunications service providers. MRV markets and sells its products worldwide, with operations in Europe that provide network system design, integration and distribution. For more information about MRV and its products, please call (818) 773-0900, or visit www.mrv.com.

Forward-Looking Statements

This press release contains statements regarding management’s future expectations, beliefs, goals, plans or prospects about MRV. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could”, “forecasts,” “projects,” “will,” and variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur or that expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur.  All information in this release is as of November XX, 2010. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations:

MRV Communications, Inc.

(818) 886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.

(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations:

MRV Communications, Inc.

pr@mrv.com